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                                  [Proxy Card]                       EXHIBIT 99

                                 BANK OF NAPLES
                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS


         The undersigned hereby appoints the Board of Directors of Bank of Naples ("Bank") and the survivor of them with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of the Common Stock of Bank which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the main office of the Bank at 4949 Tamiami Trail North, Naples, Florida 33940 on Thursday, August 10, 1995 at 4:30 p.m., Eastern Daylight Time, and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present as specified on the reverse hereof.

         THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AFFILIATION AGREEMENT AND THE PLAN AND AGREEMENT OF MERGER. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

         THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                          (Continued on reverse side)


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     1.    Proposal to approve the Affiliation Agreement dated as of April 4,
1994, between Fifth Third Bancorp and Bank, and the Agreement of Merger dated as of April 4, 1995, as amended, between Fifth Third Trust Co. & Savings Bank, F.S.B. and Bank (copies of which are annexed to the accompanying Proxy Statement and Prospectus as Annexes A and B, respectively) pursuant to which Bank shall merge with Fifth Third Trust Co. & Savings Bank, F.S.B.

          / /  FOR                     / /  AGAINST             / /  ABSTAIN

     2.   Adjournment of Meeting

          / /  FOR the adjournment     / /  AGAINST the         / /  ABSTAIN from the vote
               of the Annual Meeting        adjournment              regarding the adjournment
               to obtain additional         of the Annual            of the Annual Meeting to
               proxies                      Meeting to obtain        obtain additional proxies
                                            additional proxies

     3. Such other matters as may properly come before the meeting and any adjournment or adjournments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such matters.

          / /   FOR                      / /  AGAINST             / /  ABSTAIN

     The undersigned acknowledges receipt from Bank, before the execution of this Proxy, of notice of the Special Meeting and of the related Proxy Statement and Prospectus.


                        Dated ___________________, 1995

                        Signature_________________________________


                        Additional signature if held jointly____________________

                        Please sign exactly as your name or names appear to the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


     PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.


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